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                                                                   Exhibit 10.02

                                MACROMEDIA, INC.

                        1993 DIRECTORS STOCK OPTION PLAN

                           As Adopted October 15, 1993
                        and Amended Through June 5, 2001

        1. PURPOSE. This Stock Option Plan (this "Plan") is established to provide equity incentives for nonemployee members of the Board of Directors of Macromedia, Inc. (the "Company") who are described in Section 6.1 below, by granting such persons options ("Options") to purchase shares of stock of the Company.

        2. ADOPTION AND STOCKHOLDER APPROVAL. This Plan was adopted by the Board and approved by the stockholders of the Company on October 15, 1993. This Plan shall be amended effective on the date that such amendment is adopted by the Board of Directors (the "Board") of the Company. After adoption of any such amendment by the Board, Options may be granted under this Plan pursuant to such amendment. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall terminate if such stockholder approval is not obtained.

        3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be nonqualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

        4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 890,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

        5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

        6. ELIGIBILITY AND AWARD FORMULA.

            6.1 Eligibility. Options may be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 18 below (each an "Optionee").

            6.2 Initial Grant. Each Optionee who becomes a member of the Board for the first time after June 5, 2001 will automatically be granted an Option for 60,000 Shares (the "Initial Grant") on the date such Optionee first joins the Board.



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            6.3 Succeeding Grants. Each Optionee who is a member of the Board on or after June 5, 2001 will be granted an Option for 60,000 Shares, reduced by the number of Shares subject to Options that remain unvested as of the date of such grant (a "Succeeding Grant"), immediately following the 2001 Annual Meeting of Stockholders. Such Succeeding Grant shall be in lieu of any other Succeeding Grant which the Optionee would otherwise be eligible to receive. Thereafter, each Optionee will be granted a Succeeding Grant immediately following the Annual Meeting of Stockholders that occurs on or after the third anniversary of Optionee's last preceding Succeeding Grant, or in the absence of a Succeeding Grant, Optionee's Initial Grant.

            6.4 Committee Grants. Each Optionee who serves as a member of either the Audit Committee of the Board or the Compensation Committee of the Board will receive an additional Option grant immediately following the Annual Meeting of Stockholders as follows:

                (a) Audit Committee. If the Optionee is serving as a member of the Audit Committee of the Board, the Optionee will be granted an Option for 10,000 Shares (the "Audit Committee Grant"). If the Optionee is serving as the chairman of the Audit Committee, the Optionee will be granted an additional Option for 5,000 Shares (the "Audit Committee Chairman Grant").

                (b) Compensation Committee. If the Optionee is serving as a member of the Compensation Committee of the Board, the Optionee will be granted an Option for 7,500 Shares (the "Compensation Committee Grant"). If the Optionee is serving as the chairman of the Compensation Committee, the Optionee will be granted an additional Option for 5,000 Shares (the "Compensation Committee Chairman Grant").

            6.5 Maximum Shares; Modification of Award Formula. The maximum number of Shares that may be issued to any one director under this Plan is 200,000. No grant will be made, however, if such grant will cause the number of Shares issued or subject to outstanding Options under this Plan to exceed the number specified in Section 4 above. Notwithstanding the foregoing, in its sole discretion, the Board may increase or decrease the amount of an automatic grant under Sections 6.2, 6.3 or 6.4 that may be made to any Optionee.

        7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

            7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan. Except as provided in Section 7.4, Options shall have a term of ten (10) years.

            7.2 Vesting. The date an Option is granted is referred to in this Plan as the "Start Date" for such Option. Each Initial Grant shall vest as to 16.67% of the Shares subject to it on the date six months after the date of such grant and shall vest as to an additional 2.7778% of the Shares each calendar month thereafter, so long as the Optionee continuously remains a director of the Company. Each Succeeding Grant shall vest as to 2.7778% of the Shares each calendar month, so long as the Optionee continuously remains a director of the Company. Each Audit Committee Grant and each Compensation Committee Grant will vest as to 8.33% of the Shares each calendar month, so long as the Optionee continuously remains a member of the respective Committee. Each Audit


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Committee Chairman Grant and each Compensation Committee Chairman Grant will vest as to 8.33% of the Shares each calendar month, so long as the Optionee continuously remains chairman.

            7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 18.4) of the Shares, at the time that the Option is granted.

            7.4 Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a member of the Board. The date on which Optionee ceases to be a member of the Board shall be referred to as the "Termination Date."

               (a) Termination Generally. If Optionee ceases to be a member of the Board for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by a Holder on the Termination Date, may be exercised by a Holder within six (6) months after the Termination Date, but in no event later than the expiration date.

               (b) Death or Disability. If Optionee ceases to be a member of the Board because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, this Option, to the extent (and only to the extent) that it would have been exercisable by a Holder on the Termination Date, may be exercised by a Holder within twelve (12) months after the Termination Date, but in no event later than the expiration date.

        8. EXERCISE OF OPTIONS.

            8.1 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Holder's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

            8.2 Payment. Payment for the Shares may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Holder for more than six (6) months (and which have been paid for within the meaning of Securities and Exchange Commission Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Holder in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c), in the case of exercise by the Optionee, Optionee's guardian or legal representative or the authorized legal representative of Optionee's heirs or legatees after Optionee's death, by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Holder and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Holder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Holder and a NASD Dealer whereby the Holder irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.


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            8.3 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Holder shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

            8.4 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

               (a) An Option shall not be exercisable until such time as the Plan or, in the case of Options granted pursuant to an amendment to the number of shares that may be issued pursuant to the Plan, the amendment has been approved by the stockholders of the Company in accordance with Section 16 hereof.

               (b) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, as they are in effect on the date of exercise.

               (c) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Holder from exercising the full number of Shares as to which the Option is then exercisable.

        9. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS.

            (a) Unless otherwise restricted by the Committee, an Option shall be exercisable by: (i) the Optionee, (ii) the Optionee's guardian or legal representative, (iii) a Family Member of the Optionee who has acquired the Option by Permitted Transfer, or (iv) after Optionee's death, the legal representative of the Optionee's heirs or legatees. Except as provided in this
Section 9(a), an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and by the laws of descent and distribution and may not be made subject to execution, attachment or similar process.

            (b) For the purposes of this Section 9, a "Family Member" includes any of the following:

               (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Optionee, including any such person with such relationship to the Optionee by adoption;

               (ii) any person (other than a tenant or employee) sharing the Optionee's household;

               (iii)a trust in which the persons in Sections 9(a) and 9(b) have more than fifty percent of the beneficial interest;

               (iv) a foundation in which the persons in Sections 9(a) and 9(b) or the Optionee control the management of assets; or

               (v) any other entity in which the persons in Sections 9(a) and 9(b) or the Optionee own more than fifty percent of the voting interest.


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            (c) For the purposes of this Section 9, a "Permitted Transfer"
means, as permitted under the Plan and in the Option, any transfer by the Optionee during the Optionee's lifetime of an interest in the Option but only by gift or domestic relations order. A Permitted Transfer does not include any transfer for value and none of the following are transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights or (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Optionee in exchange for an interest in that entity.

        10. PRIVILEGES OF STOCK OWNERSHIP. No Holder shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Holder a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

        11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

        12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

        13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the 1933 Securities Act, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

        14. RESTRICTIONS ON SHARES. The Company may reserve to itself or its assignee(s) in the Grant, a right to repurchase any or all unvested shares held by a Holder upon the Optionee's termination of service with the Company for any reason at the Optionee's original exercise price. Such repurchase rights shall lapse in accordance with the vesting period set forth in Section 7.2 above.

        15. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or any other transaction which qualifies as a "corporate transaction" under Section 424 of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company the vesting of all options granted pursuant to the Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines.


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        16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan but not the terms of any outstanding option; provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above). In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Holders.

        17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date this Plan is adopted by the Board of Directors.

        18. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

            18.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            18.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            18.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

            18.4 "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for the common stock of the Company on the last trading day prior to the date of determination, or, in the event the common stock of the Company is listed on the NASDAQ National Market System, the Fair Market Value shall be the average of the high and low prices of the common stock on the option grant date as quoted on the NASDAQ National Market System and reported in The Wall Street Journal.

            18.5 "Holder" shall mean the following persons to the extent such person has or controls an interest in the Option at the time in question: (a) the Optionee; (b) the Optionee's guardian or legal representative; (c) a Family Member who is a transferee of the Option in a Permitted Transfer, as provided in
Section 9; and (d) the authorized legal representative of such person's heirs or legatees after such person's death.



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